Exhibit 5.1

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215-4294

(614) 462-5400

June 19, 2012

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Re:	Registration Statement on Form S-8:
PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and restated
1,400,000 additional shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to PowerSecure International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 1,400,000 additional shares of Common Stock, par value $.01 per share (the “Shares”), of the Company, that may be offered and sold under, and issuable pursuant to, the PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and restated (the “Plan”).

This opinion is being furnished at your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, records and other instruments as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth in this letter, including the following: (i) the Company’s Second Restated Certificate of Incorporation, as amended, (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the Plan, (v) a specimen certificate evidencing the Shares, and (vi) resolutions adopted by the Board of Directors of the Company relating to, among other things, the Plan and the Shares. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or conformed or photostatic copies or by facsimile or other means of electronic transmission. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

In rendering the opinion above, we have assumed that (i) the certificates representing the Shares will conform to the specimen thereof examined by us and will be properly executed, or if the Shares are uncertificated then proper book entries for the Shares will be made by the transfer agent for the Company, (ii) the Company will comply with all applicable state and foreign securities laws, and (iii) the Shares will be issued for a consideration in excess of their par value.

This opinion is limited to, and we express no opinion concerning the laws of any jurisdiction other than, the General Corporation Law of the State of Delaware as in effect as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof and we assume no obligation to advise you of changes in law, facts or other circumstances (or the effect thereof on such opinion) that may come to our attention after such time.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of our name wherever appearing in the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

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